EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement No. 333-97327 on Form S-8 of Premier Financial Bancorp, Inc. of our report dated March 17, 2006 appearing in this Annual Report on Form 10-K of Premier Financial Bancorp, Inc. for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Columbus, Ohio
March 30, 2006